Exhibit 24

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that the undersigned do hereby constitute and appoint James R. Martin (whose address is 911 Henry Drive, Fairmont, West Virginia 26554, and Eric L. Tichenor (whose address is 512 Black Cherry Drive, Fairmont, West Virginia 26554) and each of them severally, the true and lawful agents and attorneys-in-fact (the “Agents” and, severally, an “Agent”) of the undersigned with full power to act, upon the terms and conditions herein set forth, for and in the name, place and stead of the undersigned in any way which the undersigned could do, if the undersigned were personally present, to execute in their name, place and stead (in any such capacity), all applications, certificates, letters, registration statements, amendments to registration statements or other documents addressed to or filed with the Securities and Exchange Commission which may be required in connection with the registration under the Securities Act of 1933, as amended, of the 200,000 shares of the common stock of MVB Financial Corp., and to file the same with the Securities and Exchange Commission and other appropriate agencies or departments, each of said attorneys and agents to have power to act with or without the other, and to have full power and authority to do and perform in the name and on behalf of each of the undersigned directors every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as the undersigned may or could do in person.

Dated this 10th day of April, 2007.

WITNESS the following signatures and seals:	/s/ James R. Martin	(SEAL)
James R. Martin

	/s/ Barbara L. Alexander	(SEAL)
Barbara L. Alexander

	/s/ Robert L. Bell	(SEAL)
Robert L. Bell

	/s/ Stephen R. Brooks	(SEAL)
Stephen R. Brooks

(SEAL)
Harvey M. Havlichek

	/s/ Larry F. Mazza	(SEAL)
Larry F. Mazza

	/s/ Dr. Saad Mossallati	(SEAL)
Dr. Saad Mossallati

	/s/ Kelly R. Nelson	(SEAL)
Kelly R. Nelson

	/s/ Leonard W. Nossokoff	(SEAL)
Leonard W. Nossokoff

	/s/ J. Christopher Pallotta	(SEAL)
J. Christopher Pallotta

(SEAL)
Nitesh S. Patel

(SEAL)
Louis W. Spatafore

	/s/ Wayne Stanley	(SEAL)
Wayne Stanley

	/s/ Richard L. Toothman	(SEAL)
Richard L. Toothman

	/s/ Dr. Michael F. Trent	(SEAL)
Dr. Michael F. Trent

(SEAL)
Samuel J. Warash